Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated December 17, 2012, with respect to the consolidated financial statements included in the Current Report on Form 8-K/A (filed on December 17, 2012) for the year ended December 31, 2011 of Spherix Incorporated, which is incorporated by reference in this Registration Statement.  We consent to the incorporation by reference in this Registration Statement on Form S-8 of the aforementioned report.

/s/ Grant Thornton LLP

McLean, Virginia
December 17, 2012